Exhibit 99.2



                                                       FOR IMMEDIATE RELEASE


Contact: Robert Siegfried/Jeremy Fielding
Kekst and Company
212-521-4800


         ENDO PHARMACEUTICALS ANNOUNCES APPOINTMENT OF NEW DIRECTOR
                AND HIRING OF TWO NEW EXECUTIVE OFFICERS AND
                             TWO NEW EXECUTIVES

          JOIN GROWING MANAGEMENT TEAM AT LEADING PAIN-MANAGEMENT
                          PHARMACEUTICAL COMPANY


           Chadds Ford, PA, September 27, 2000 - Endo Pharmaceuticals Holdings Inc. (NASDAQ: ENDP and ENDPW), a fully integrated pharmaceuticals company with market leadership in pain management, today announced the appointment of a new director as well as the hiring of two new executive officers and two new executives further building the expertise of its senior management team. Joseph T. O'Donnell, Jr. has been appointed by the company's Board of Directors to serve on the Board, taking the place of David Fyfe, who resigned in order to pursue other opportunities. Joining the executive management team are Peter A. Lankau as Senior Vice President, U.S. Business and Caroline E. Berry as Senior Vice President, General Counsel and Secretary. In addition, Bradley S. Galer, MD joined Endo as Vice President, Scientific Affairs and James H. Conover, Ph.D. joined as Vice President, Regulatory Affairs.

           Carol A. Ammon, President and Chief Executive Officer, said "The company is very pleased to have Mr. O'Donnell join the Board of Directors. His experience at Metzler Corporation as well as his long history at Bankers Trust will add a welcome perspective to the Board. We thank Mr. Fyfe for his contributions to the Endo Board and wish him well in his new endeavors. In addition, we are very excited to welcome Mr. Lankau, Ms. Berry, Dr. Galer and Mr. Conover to the Endo team. As a group, these talented and enthusiastic individuals will make an immediate contribution in helping Endo achieve even greater success in the growing pain-management market. Individually, Ms. Berry provided us with valuable counsel during our merger with Algos, and we are thrilled that she accepted our offer to become our in-house counsel. A leader in the development of the discipline of pain management, Dr. Galer brings unique perspective to Endo and is extremely well equipped to serve as our chief medical officer. For over twenty-five years, Mr. Lankau has developed his expertise in the sales and marketing of pharmaceuticals, and Endo will benefit greatly from his business acumen and strategic vision. Finally, Mr. Conover has a wealth of experience in regulatory issues, and is ideally-suited to take charge of the process of regulatory approvals for Endo's innovative pain-management products."

JOSEPH T. O'DONNELL, JR.

           Joseph T. O'Donnell, Jr. is currently the President of Metzler Corporation, New York City. Metzler Corporation is the U.S. based corporate finance affiliate of B.Metzler seel. Sohn & Co., Frankfurt, Germany. B. Metzler is the oldest privately owned investment bank in Germany, having been owned by the same family since 1674. Metzler Corporation provides M&A and corporate finance advisory services to American companies regarding their German/European activities and provides similar services to German companies concerning the North American market.

         Prior to joining Metzler, Mr. O'Donnell spent 26 years at various affiliates of Bankers Trust Corporation. From 1986 to 2000, he was involved in the acquisition and leveraged finance business, recently in charge of the firm's relationships with financial sponsors in New York. This involved arranging and distributing leveraged loans and high yield bond financings for a variety of clients over a wide range of industries, usually in the context of an acquisition. Prior to 1986, Mr. O'Donnell was involved in the firm's global Airline and Aerospace Division and in middle market financing activities in the New York metropolitan area. He is a graduate of Georgetown University and has an MBA from New York University.

PETER A. LANKAU

         In June, Peter A. Lankau joined Endo as Senior Vice President, U.S. Business and as such has responsibility for all business functions in the Company including Sales and Marketing, Market Research, Strategic Marketing, and Business Development.

         Mr. Lankau has over twenty-five years of sales and marketing experience, both domestic and international, in the pharmaceutical industry, and most recently held the position of Vice President, Sales - U.S. Pharmaceuticals for Rhone Poulenc Rorer, Inc. At RPR, Mr. Lankau was responsible for all strategic, financial and organizational development for their sales and support organization comprised of three field sales forces, training and development, sales operations and strategic planing and communications. He also has experience in overseeing the managed care, generic and trade functions, while also having been head of a fully integrated business unit. He received his Bachelor of Science degree in Biology (with a minor in Business) from the University at Albany, State University of New York.

CAROLINE E. BERRY, ESQ.

           In September, Caroline E. Berry, Esq. joined Endo as Senior Vice President, General Counsel and Secretary. As General Counsel, Ms. Berry will have responsibility for the Legal department and as such, will be responsible for corporate governance and all legal matters impacting Endo. As Secretary of the Company, she will serve as liaison to the Board of Directors.

         Ms. Berry received her law degree from Fordham University School of Law, New York, where she served as Editor-in-Chief, Fordham Urban Law Journal. She received her BA cum laude from Middlebury College. She is a member of the New York Bar and admitted to practice in New Jersey.

         Prior to joining Endo, Ms. Berry was an Associate at the law firm Skadden, Arps, Slate, Meagher, & Flom LLP since graduating from law school. She has broad corporate experience representing public and private companies including advising companies in strategic transactions such as mergers and asset and stock acquisitions. She also has extensive experience in contract matters, as well as corporate governance, securities laws and other issues involving public companies. Additionally, Ms. Berry has had significant dealings with the Securities and Exchange Commission.

         Most recently, Ms. Berry represented Endo Pharmaceuticals and was a key contributor to taking Endo Pharmaceuticals public and completing the July 2000 merger with Algos Pharmaceuticals.

BRADLEY S. GALER, MD

         In August, Bradley S. Galer, MD joined Endo as Vice President, Scientific Affairs. Dr. Galer will provide technical leadership and direction to the departments of Clinical Research, Medical Affairs, and Clinical Development & Education. As the company's senior medical officer, he will be the primary interface between Endo and opinion leaders in pain medicine and will be the primary liaison with the FDA on clinical issues. He will ensure medical/technical support to marketing, will have ultimate responsibility for the evaluation of the safety of Endo's products and will provide medical/technical advice to management. Prior to him joining the company, Dr. Galer was actively involved in the approval of Lidoderm, as both a principal investigator and consultant.

           Dr. Galer received his M.D. from Albert Einstein College of Medicine in New York. He served his internship at Kaiser Foundation Hospital, his residency in Albert Einstein's Neurology Program, and Pain Fellowships at both Memorial Sloane-Kettering Cancer Center and University of California San Francisco. He obtained his B.A. in Biology-Psychology at Wesleyan University, Middletown, CT.

         Dr. Galer comes to Endo from the Department of Pain Medicine and Palliative Care at Beth Israel Medical Center, New York where he was Director of Clinical Studies and Co-Director, Nerve Pain Disorders Clinic.

         Dr. Galer is a founding member of, and was chairman for, the Pain Medicine Section of the American Academy of Neurology over the past two years. He has published over 100 articles and book chapters regarding pain management and pain pharmacotherapy. He is a co-chair of the annual International Neuropathic Pain Conference. In addition, Dr. Galer holds academic memberships in a dozen medical societies, including the International Association for the Study of Pain, The American Academy of Pain Management and the American Academy of Neurology. He was named in the 1998 Best Doctors in America for Pain Management/Neurology.

         Dr. Galer is editor of Current Pain and Headache Reports, editor of Progress in Pain Management for Primary Care, the associate editor for The Clinical Journal of Pain and the book editor for the Journal of Pain and Symptom Management and is an ad hoc reviewer for the Journal of the American Medical Association, Pain, and the Journal of Pain and Symptom Management. He has been published over 50 original articles in Neurology, Pain, the Journal of Pain and Symptom Management, and the Clinical Journal of Pain and has also written over a dozen book chapters. He is writer and editor of the pain medicine section of the website www.stoppain.org.

         Dr. Galer is sole author of an interactive CDROM teaching device for patients and physicians-Chronic Pain and Headache. He has lectured internationally to both doctors and patients. He wrote and moderated the television show, Shingles, Treating the Chronic Pain, has hosted internet pain management chat-rooms and webcasts, and is the national physician spokesperson for the After Shingles Program.

JAMES H. CONOVER, PH.D.

           In May, James H. Conover, Ph.D. joined Endo as Vice President, Regulatory Affairs. Prior to joining Endo, Dr. Conover gained significant pain management experience at the Purdue Frederick Company where he was Executive Director of Drug Regulatory Affairs and Compliance. Prior to that, he was Director, Worldwide Regulatory Affairs for Parke-Davis a division of Warner Lambert. Dr. Conover received an MS in Biology and a Ph.D. in Biochemistry and Human Genetics from New York University and a BS in Biology from Siena College.

         At Endo, Dr. Conover will lead the Regulatory Affairs department for the Company creating a structure and system of best practices that will guide Endo's products through the FDA approval process, bring them expeditiously to market and assure compliance with all post-approval maintenance requirements.


ABOUT ENDO

        Endo, through its wholly owned subsidiaries Endo Pharmaceuticals Inc. and Endo Inc., is a fully integrated specialty pharmaceutical company with market leadership in pain management. The company is engaged in the research, development, sales and marketing of both branded and generic pharmaceutical products primarily for the treatment of pain. Endo has a portfolio of thirteen branded products that includes established brands such as Percocet(R) and Percodan(R), opioid analgesics that treat moderate-to-severe pain.

        To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties. As a result of such risks and uncertainties, which include, but are not limited to, the difficulty of predicting FDA approvals, risks with respect to technology and product development, the effect of competing products and prices, uncertainties regarding intellectual property protection, changes in operating results and other risks discussed from time to time in Endo's filings with the Securities and Exchange Commission, actual results may differ materially from those expressed or implied by such forward-looking statements.


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